RESTATED ARTICLES OF INCORPORATION

                            AS OF SEPTEMBER 21, 1995

                                       OF

                        HEALTH OUTCOMES MANAGEMENT, INC.

         The undersigned, for the purpose of forming a corporation under and pursuant to the provisions of Chapter 302A, Minnesota Revised Statutes, and laws amendatory thereof and supplementary thereto, does hereby adopt the following Articles of Incorporation.

                                    ARTICLE I

         The name of this corporation shall be Health Outcomes Management, Inc.

                                   ARTICLE II

         The registered office of this corporation in the State of Minnesota shall be at 2331 University Avenue S.E., Minneapolis, Minnesota 55414. The name of the registered agent of the corporation at that address is William A. Peter, Jr.

                                   ARTICLE III

         3.01 This corporation shall have the authority to issue an aggregate of fifteen million (15,000,000) shares of Common Stock, each with $.01 par value. Such shares shall be designated as this corporation's "Common Stock."

         3.02 This corporation shall have the authority to issue an aggregate of one million (1,000,000) shares of Preferred Stock, which may be issued in one or more series as determined from time to time by the Board of Directors. Such shares shall be designated as the "Preferred Stock, Series ." The shares of Preferred Stock of any series authorized for issuance by the Board of Directors shall be senior to the Common Stock with respect to any distribution (as such term is defined in Section 302A.011, Subd. 10, Minnesota Statutes) if so designated by the Board of Directors upon issuance of the shares of that series. The Board of Directors is hereby granted the express authority to fix by resolution any other designations, powers, preferences, rights, qualifications, limitations or restrictions with respect to any particular series of Preferred Stock prior to issuance thereof.

         3.03 Except as otherwise required by law, the holders of the shares of Common Stock shall have the sole voting rights of this corporation.

         3.04 There shall be no cumulative voting by the holders of the Common Stock.

         3.05 The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares represented and voting at a duly held meeting, except where the affirmative vote of a greater number or the affirmative vote of a majority of the voting power of all voting shares is required by statute and except where the holders of a class or series are entitled by statute to vote as a class or series whether or not such holders are otherwise entitled to vote.

         3.06 The shareholders of this corporation shall have no preemptive rights to subscribe for or otherwise acquire any new or additional shares of stock of this corporation of any class whether now authorized or authorized hereafter, or any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares of any class or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares of any class.

                                   ARTICLE IV

         In addition to, and not by way of limitation of, the powers granted to the Board of Directors by the Chapter 302A, Minnesota Statutes, the Board of Directors of this corporation shall have the following powers and authority:

         4.01 To fix by resolution any designation, power, preference, right, qualification, limitation or restriction with respect to the issuance of any series of the Preferred Stock of this corporation authorized by these Articles of Incorporation.

         4.02 To issue shares of a class or series to holder of shares of another class or series to effectuate share dividends, splits, or conversion of its outstanding shares.

         4.03 To fix the terms, provisions and conditions of and to authorize the issuance, sale, pledge or exchange of bonds, debentures, notes, or other evidences of indebtedness of this corporation.

         4.04 To adopt, amend or repeal all or any of the Bylaws of this corporation by the vote of a majority of its members present at a duly held meeting, subject to the power of the shareholders to adopt, amend or repeal such Bylaws.

         4.05 As to any member of the Board, to give advance written consent or opposition to a resolution stating an action to be taken by the Board. If such member is not present at the meeting at which action is taken upon such resolution, such consent or opposition does not constitute presence for purposes of determining the existence of a quorum, but shall be counted as a vote in favor of or against the resolution and shall be entered in the minutes or other record of action taken by the Board at the meeting if the resolution acted upon by the Board at the meeting is substantially the same or has substantially the same effect as the resolution to which the member of the Board has consented or objected.

         4.06 To indemnify and to purchase and maintain insurance for officers, directors, employees and agents against liability asserted against them and incurred in any such capacity or arising out of their status as such to the fullest extent permissible under the provisions of Chapter 302A, Minnesota Statutes.

                                    ARTICLE V

         Section 302A.671, Minnesota Statutes, shall apply to any control share acquisition of the capital stock of this corporation.

                                   ARTICLE VI

         The name and post office address of the sole incorporator, who is a natural person of full age, is:

     Name                                            Address

William A. Peter, Jr.                       P.O. Box 1320
                                            Kennebunkport, Maine 04046


IN WITNESS WHEREOF, the undersigned incorporator has hereunto set his signature in Minneapolis, Minnesota, on this 4th day of February, 1986.

IN THE PRESENCE OF:

/s/  Janna Severance                            /s/  William A. Peter, Jr.
                                                     William A. Peter, Jr.


STATE OF MINNESOTA)
                  ) SS.
COUNTY OF HENNEPIN)

On this 4th day of February, 1986, before me personally appeared William A. Peter, Jr. to me known to be the person described in, and who executed, the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

                                            /s/  Patti S. Boller
                                            Notary Public


                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                        HEALTH OUTCOMES MANAGEMENT, INC.

         We, the undersigned, the President and Secretary, respectively, of Health Outcomes Management, Inc., a corporation subject to the provisions of Chapter 302A, Minnesota Statutes, known as the Minnesota Business Corporation Act, do hereby certify that at a meeting of the shareholders of the corporation duly held on June 15, 1987, in accordance with the provisions of Sections 302A
 .431 and 302A .435, Minnesota Statutes, the following resolution providing for the amendment of the Articles of Incorporation of said corporation was duly adopted:

         "RESOLVED: That the Articles of Incorporation of this corporation dated February 4, 1986, and filed of record with the Secretary of State of Minnesota on February 5, 1986, in Book F-66, on page 858, shall be amended by the amendment and restatement of Section 4.06 thereof as follows:

                  4.06 To adopt an indemnity plan and to purchase and maintain insurance for officers, directors, employees and agents against liability asserted against them and incurred in any such capacity or arising out of their status as such to the fullest extent permissible under the provisions of Chapter 302A, Minnesota Statutes. Except as expressly provided in Section 302A.251, Subd. 4, Minnesota Statutes, a member of the Board of Directors of this corporation shall have no personal liability to this corporation or to the shareholders for monetary damages for breach of fiduciary duty as a member of the Board of Directors . "

         IN WITNESS WHEREOF, we have set our signatures hereto this 25th day of June, 1987.

IN THE PRESENCE OF:

/s/  Michael Frakes                         /s/ William A. Peter, Jr.
                                                William A. Peter, Jr., President
/s/  Michael Frakes                         /s/ Richard B. Thon
                                                Richard B. Thon, Secretary



STATE OF MINNESOTA )
                   ) ss.
COUNTY OF HENNEPIN )

         On this 25th day of June, 1987, before me, a notary public, personally appeared William A. Peter, Jr. and Richard B. Thon, to me known to be the persons named and described as the President and Secretary, respectively, of Health Outcomes Management, Inc., and who executed the foregoing Certificate of Amendment to the Articles of Incorporation, and having been first duly sworn and under oath, did acknowledge and say that they executed the foregoing Certificate as their free act and deed and the free act and deed of said corporation for the uses and purposes therein expressed

                                                     /s/  Connie Dow
                                                     Notary Public